Exhibit 12(b)

EX-99-906CERT

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Ellen M. Needham, President and I, Bruce S. Rosenberg, Treasurer of the Elfun Government Money Market Fund (the “Fund”), each certify, to the best of my knowledge and belief, that:

1.	This Form N-CSR filing for the Fund for the period ended June 30, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Ellen M. Needham
Ellen M. Needham President (Principal Executive Officer) of the Elfun Government Money Market

Date:	September 1, 2017

By:	/s/ Bruce S. Rosenberg
Bruce S. Rosenberg Treasurer (Principal Financial and Accounting Officer) of the Elfun Government Money Market Fund

Date:	September 1, 2017